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                                                                   Exhibit 10.21

                         STRATEGIC INVESTMENT AGREEMENT

         This Strategic Investment Agreement ("Agreement") is entered into by and between ACIS, Inc. ("ACIS"), a Texas corporation, 2700 NE Loop 410, Ste. 675, San Antonio, Texas 78217 and VSI Enterprises, Inc., ("VSI"), a Delaware corporation, 5801 Goshen Springs Road, Norcross, Georgia 30071, sometimes simply referred to herein as the parties ("Parties").

                                   WITNESSETH

         WHEREAS, ACIS and VSI's subsidiary Videoconferencing Systems, Inc., entered into that certain license agreement dated December 21, 1998 (the "Prior License Agreement"), concerning certain software derived from a computer program known as the Willie-event-kernel(TM) ("Kernel"); and

         WHEREAS, the Kernel is the subject of U.S. Patent Application No. 08/268,201, entitled "Method for Enforcing a Hierarchical Invocations Structure in Real Time Asynchronous Software Applications" (the "Patent Application"); and

         WHEREAS, ACIS and VSI desire to enter into this Strategic Investment Agreement ("Strategic Investment Agreement"), because of the mutual benefits to each, as herein provided:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

         "ACIS Common Stock" shall mean shares of common stock, no par value per share of ACIS.

         "ACIS Kernel" shall mean the implementation of the Willie-event-kernel
(TM) in either (1) a single stack, non-polling kernel, and/or (2) a multiple stack, polling or non-polling kernel, together with any modifications or enhancements thereto that are developed. The ACIS Kernel shall include any related documentation.

         "ACIS Software" shall mean any implementation of the Kernel including the VSI Licensed Kernel, the ACIS Kernel, and the ACIS Server Kernel. An implementation shall include, but not be limited to, a preprocessor, a single stack kernel, a multi-stack kernel, associated utilities, i.e., any software developed by ACIS, or on behalf of ACIS by others.

         "VSI Common Stock" shall mean shares of common stock, par value $.001 per share,

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of VSI.

2. License Agreement. ACIS and VSI shall enter into a new license agreement ("ACIS-VSI License Agreement"), replacing the Prior License Agreement.

3. Development Agreement. ACIS shall have the right, at its own expense, to secure a third party to develop ACIS Software. To the extent requested by ACIS, VSI shall develop ACIS Software, in the manner and for the consideration as follows:

                  VSI shall decide whether development will be performed by VSI or a third party. VSI shall be responsible for paying the costs of such development. ACIS shall issue to VSI shares of ACIS Common Stock at a price of $1.00 per share equal to the amount paid by VSI for third party development. In the event that VSI does the development of the ACIS Kernel, ACIS shall issue to VSI Fifty Thousand (50,000) shares of ACIS Common Stock for delivery of the developed ACIS Kernel. In the event that VSI does the development of the ACIS Software preprocessor, ACIS shall issue to VSI Fifty Thousand (50,000) shares of ACIS Common Stock for delivery of the developed ACIS Software preprocessor.

                  In the event VSI develops one or more utilities for ACIS, ACIS shall issue to VSI ten (10) shares of ACIS Common Stock for each line of VSI developed code contained in such utilities.

ACIS shall deliver the certificates representing the appropriate number of duly authorized, validly issued, fully paid and non-assessable shares of ACIS Common Stock to VSI upon the delivery to ACIS of each developed product, including the preprocessor, the ACIS Kernel, or the additional utilities.

4. Securities Matters. If necessary, VSI consents to ACIS obtaining shareholder consent to an amendment to its Articles of Incorporation agreeing that each shareholder shall be bound by a vote of 51% of the issued and outstanding shares of ACIS Common Stock in the event of an opportunity to sell the Kernel, to merge ACIS with another potential acquiring company, or to exchange shares of ACIS Common Stock for an interested acquiring company.

         ACIS shall not issue any equity securities that are senior in any respect to the ACIS Common Stock. ACIS may issue not more than 635,000 shares of ACIS Common Stock pursuant to options, warrants or otherwise at a price less than $2.00 per share. ACIS shall not issue any shares of ACIS Common Stock or securities convertible into shares of ACIS Common Stock, beyond the 635,000 shares, at an issuance or conversion price of $2.00 per share or less, without the giving VSI right-of-first refusal to acquire said shares.

         5. Share Exchange - ACIS shall issue 250,000 shares of ACIS Common Stock for 500,000 shares of VSI Common Stock ("the Share Exchange"). The Share Exchange shall occur on a date chosen by VSI (the "Exchange Date"), which date shall be no later than 180 days following the date ACIS is granted a patent (such date of grant being defined as the


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"Patent Date") by the U.S. Patent and Trademark Office on all or any portion of the claims contained in the Patent Application. If an Exchange Date is not established by VSI, the Exchange Date shall be the 180th day following the Patent date. The Exchange Date shall be established by a letter in writing from VSI to the President of ACIS at the address set forth in the first paragraph of this Agreement. In the event of a stock split, reverse stock split, stock dividend or other reclassification or other action that has the effect of changing all of the outstanding shares of a party into a smaller or larger number during the pendency of this provision, the number of shares subject to the Share Exchange shall be adjusted pro-rata. Should ACIS receive an offer to purchase the patent rights in the Kernel or any other right in or to the intellectual property relating or pertaining to the Kernel (in either case a "Sale Transaction"), prior to the exchange, the Share Exchange shall be accelerated to be consummated on the day immediately prior to the date of the sale of the patent rights. ACIS shall give VSI written notice of a Sale Transaction at least twenty (20) days prior to the closing thereof. VSI agrees to register with the Securities Exchange Commission the resale or distribution by ACIS of the 500,000 shares of VSI Common Stock acquired by ACIS hereunder.

         6. The Warrant- ACIS shall issue to VSI a warrant (the "Warrant"), which Warrant is issued contemporaneously herewith, according to the terms, conditions and rights as specified therein, the "ACIS-VSI Warrant Agreement."

         7. Representations and Warranties.

         (a) ACIS hereby represents and warrants to VSI as follows:

         (i) ACIS, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas with full corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use, and to perform all of its obligations hereunder.

         (ii) This Agreement has been approved by all necessary corporate action on the part of ACIS and has been duly executed and delivered by ACIS. This agreement constitutes the legal valid and binding obligation of ACIS enforceable against ACIS in accordance with its terms. Upon the execution and delivery by ACIS of this Agreement and all agreements contemplated herein, such agreements will constitute, the legal valid and binding obligation of ACIS, enforceable against ACIS in accordance with their respective terms. ACIS has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the agreements contemplated herein and to perform its obligations under this Agreement and the agreements contemplated herein.

         (iii) Neither the execution and delivery of this Agreement nor the consummation or performance of any transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

         (1) contravene, conflict with, or result in a violation of any provision of the


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         organizational documents of ACIS; or

         (2) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any agreement or order to which ACIS is a party.

         (iv) ACIS will acquire shares of VSI Common Stock to be acquired hereunder for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (15 U.S.C.A. Sect. 77b(a)(11). ACIS engages in this securities transaction as an exempted private offering transaction (15 U.S.C.A. Sect. 77d(2).

         (v) The authorized equity securities of ACIS consists of 6,000,000 shares of common stock, no par value per share, of which 4,720,500 shares are issued and outstanding. All of the shares have been duly authorized and validly issued and are fully paid and non-assessable. ACIS has issued options for 285,000 shares, and reserves the right to issue up to an additional 350,000 shares, which may be issued at a price less than $2.00 per share. ACIS will authorize and reserve for issuance a sufficient number of shares of ACIS Common Stock for the development work, the Share Exchange and exercise of the Warrant.

         (vi) There is no pending proceeding that has been commenced against ACIS that challenges, or may have the effect of preventing, delaying making illegal, or otherwise interfering with any of the transactions contemplated herein. To ACIS' knowledge, no such proceeding has been threatened. An appeal within the U.S. Patent and Trademark Office may be necessary, in the event of a denial of one or more pending claims in the Patent Application. If the appeal becomes necessary, the patent will be delayed, and additional costs will be incurred.

         (vii) ACIS owns all right, title and interest in, to and under the Kernel, except for rights granted to VSI, and VSI alone, under ACIS-VSI License Agreement of even date herewith. ACIS does not guarantee that the U.S.
Patent and Trademark Office will issue a patent on the Patent Application.

         (viii) ACIS shall provide unaudited financial statements for the period ended Sept. 8, 1999 to VSI at closing, which financial statements accurately reflect the financial condition of ACIS as of such date.

         (ix) ACIS is currently complying in its business operations, practices, plants, structures and other property and all other aspects of its business, with any applicable law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by any governmental, regulatory, or administrative body, governmental agency, arbitrator, any court or judicial authority, any public regulatory agency, whether international, national, federal, state or local, having established jurisdiction and authority with respect to the subject matter. The subject matter includes, but is not limited to, the safe conduct of business, Environmental Laws, quality and labeling, antitrust, taxes, consumer protection, employment, health,


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sanitation, fire, zoning, building and occupational safety, where such failure or failures would individually or in the aggregate have a material adverse impact. "Environmental Laws" mean any law, statute, regulation, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors, or any pollutants, contaminants, chemicals, or hazardous industrial or toxic wastes, substances or materials, whether as matter or energy, into ambient air, surface or ground water, or land surface or subsurface strata, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, industrial, toxic or hazardous wastes, substances or materials, including but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so called "Super Lien" law, and any other similar federal, state or local statutes. ACIS has not received any written notice of any violation, or alleged violation, of any law in any area provided herein. ACIS has complied with all applicable laws in the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (b) VSI hereby represents and warrants to ACIS as follows:

         (i) VSI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use, and to perform all of its obligations hereunder.

         (ii) This Agreement has been approved by all necessary corporate action on the part of VSI and has been duly executed and delivered by VSI. This agreement constitutes the legal valid and binding obligation of VSI enforceable against VSI in accordance with its terms. Upon the execution and delivery by VSI of this Agreement and all agreements contemplated herein, such agreements will constitute, the legal valid and binding obligation of VSI, enforceable against VSI in accordance with their respective terms. VSI has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the agreements contemplated herein and to perform its obligations under this Agreement and the agreements contemplated herein.

         (iii) Neither the execution and delivery of this Agreement nor the consummation or performance of any transactions contemplated herein will, directly or indirectly (with or without notice or lapse of time):

         (1) contravene, conflict with, or result in a violation of any provision of the organizational documents of VSI; or

         (2) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to


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         accelerate the maturity or performance of, or to cancel, terminate, or modify, any agreement or order to which VSI is a party.

         (iv) VSI will acquire shares of ACIS Common Stock to be acquired hereunder for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (15 U.S.C.A. Sect. 77b(a)(11).

         (v) The authorized equity securities of VSI consists of 40,000,000 shares of common stock, $.001 par value per share, of which 12,300,144 shares were issued and outstanding as of September 8, 1999 and 800,000 shares of preferred stock, $.00025 par value, of which no shares are issued and outstanding. All of the shares have been duly authorized and validly issued and are fully paid and non-assessable. VSI has authorized and reserved for issuance a sufficient number of shares of VSI Common Stock for the Share Exchange.

         (vi) There is no pending proceeding that has been commenced against VSI that challenges, or may have the effect of preventing, delaying making illegal, or otherwise interfering with any of the transactions contemplated herein. To VSI's knowledge, no such proceeding has been threatened.

         (vii) VSI is currently complying in its business operations, practices, plants, structures and other property and all other aspects of its business, with any applicable law, statute, rule, regulation, ordinance, requirement, announcement or other binding action of or by any governmental, regulatory, or administrative body, governmental agency, arbitrator, any court or judicial authority, any public regulatory agency, whether international, national, federal, state or local, having established jurisdiction and authority with respect to the subject matter. The subject matter includes, but is not limited to, the safe conduct of business, Environmental Laws, quality and labeling, antitrust, taxes, consumer protection, employment, health, sanitation, fire, zoning, building and occupational safety, where such failure or failures would individually or in the aggregate have a material adverse impact. "Environmental Laws" mean any law, statute, regulation, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors, or any pollutants, contaminants, chemicals, or hazardous industrial or toxic wastes, substances or materials, whether as matter or energy, into ambient air, surface or ground water, or land surface or subsurface strata, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, industrial, toxic or hazardous wastes, substances or materials, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so called "Super Lien" law, and any other similar federal, state or local statutes. VSI has


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not received any written notice of any violation, or alleged violation, of any law in any area provided herein. VSI has complied with all applicable laws in the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         8. Investment Representations. The shares of common stock of ACIS being acquired by VSI shall be for its own account for the purposes of investment. VSI will refrain from transferring or otherwise disposing of any of the ACIS shares, or any interest therein, in such manner as to cause ACIS to be in violation of the registration requirements of applicable securities laws and regulations of the Securities Exchange Commission. ACIS is not restricted in the shares of VSI stock which it acquires pursuant to the Share Exchange. VSI represents that it will undertake a common stock registration so that the VSI shares acquired by ACIS in the Share Exchange shall be good and marketable and not restricted in transferability.

         9. Publicity. ACIS agrees to give VSI at least 24 hours prior written notice of a public announcement of the grant of the patent on the Kernel. VSI agrees that it will not make any public announcement regarding the grant of the patent on the Kernel, or regarding the Warrant without the written consent of ACIS, except as required by applicable law, or the rules of any exchange on which any VSI Common Stock is listed, either before or after the grant of the patent on the Kernel. VSI agrees that it shall notify ACIS at least 72 hours prior to any legally required public disclosure. VSI agrees that ACIS controls the right of publicity of the patent of the Kernel, except that VSI may publicize the Kernel and the Warrant after the Share Exchange.

         10. Right of Disclosure. ACIS has the right to disclose the existence of this agreement, as well as its terms; provided that ACIS shall give VSI 72 hours prior written notice of any announcements regarding this Agreement, its terms, or the relationship between the parties. VSI may disclose the existence of this agreement to the extent that it is legally required to do so.

         11. Expenses; Litigation. Each party shall bear its own expenses, including applicable legal fees, incurred in connection with the transactions contemplated herein. Notwithstanding the foregoing, in the event of litigation to determine the rights of the parties herein, the losing party shall pay the reasonable attorney's fees, costs and expenses of the prevailing party.

         12. Other documents. Each party agrees, upon the request of the other, to execute such additional documents as may be reasonably necessary to confirm the rights of the other party concerning the Kernel, or to carry out the intent of this Agreement.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and venue for any action shall be in Bexar County, Texas.

         14. Severability. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or contrary to any applicable law or regulation, such provision shall be considered deleted and the remainder of this Agreement shall continue in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree


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will remain in full force and effect to the extent not held invalid or unenforceable.

         15. Survival. Notwithstanding any investigation heretofore or hereafter made for any Party, all of the representations, and for a period of two years, warranties contained herein shall survive the termination of this Agreement.

         16. Headings. The section headings are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         17. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been dully given when (a) delivered by hand (with written confirmation of receipt), (b) sent by certified mail, return receipt requested, or (c) when received by addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth in the introductory paragraph hereof, or to such other person or address as a party shall designate by notice to the other party.

         18. No Assignment; Parties in Interest. This Agreement may not be assigned by either party without the written consent of the other party, and, if assigned, shall inure to the benefit of, and be binding upon, the successors, and assigns of the parties hereto.

         19. Entire Agreement. This Agreement is one of four (4) documents concurrently executed. The other three are the ACIS-VSI License Agreement, the ACIS-VSI Warrant Agreement and the Security Holders Agreement. All four documents contain the entire understanding of the parties hereto with respect to the matters contained herein. They supersede all prior agreements between the parties with respect to the subject matter and contain the entire understanding of the parties hereto with respect to the matters contained herein, and may not be modified or amended orally, but only through a written instrument signed by the party to be so bound.

         20. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, ACIS and VSI execute this agreement on this the 9th day of September, 1999.

                                      ACIS, Inc., a Texas corporation


                                      By: /s/ R.L. Mays, Jr.
                                          --------------------------------
                                          R.L. Mays, Jr., President



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                                      VSI Enterprises, Inc., a Delaware
                                      corporation


                                      By: /s/ Richard Harrison
                                          ---------------------------------
                                          Richard Harrison, Chief Executive
                                           Officer

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